UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 10, 2009
WRIGHT MEDICAL GROUP, INC.
(Exact name of registrant as specified in charter)

Delaware	000-32883	13-4088127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5677 Airline Road, Arlington, Tennessee	38002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (901) 867-9971
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
Exhibits
EX-10.1
EX-99.1

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of Officer
On November 10, 2009, John K. Bakewell, our Executive Vice President and Chief Financial Officer, submitted his resignation effective December 11, 2009. Mr. Bakewell resigned to accept a position at another company.
A press release relating to Mr. Bakewell’s resignation is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Election of Officer
On November 12, 2009, our Board of Directors in accordance with its succession planning process, elected Lance A. Berry as our Senior Vice President and Chief Financial Officer effective December 11, 2009. Mr. Berry, age 37, has served as our Vice President since 2004 and as our Corporate Controller since 2002. He was an accountant in the auditing division of Arthur Andersen, LLP from 1995 to 2002, where he held various positions of increasing responsibility, most recently as Audit Manager, and his clients consisted primarily of multinational and public companies. Mr. Berry is a certified public accountant.
Compensatory Arrangements
Mr. Berry entered into a form of Indemnification Agreement with us on or about April 1, 2009, as did each of our directors and executive officers. Under the terms of the Indemnification Agreement, we shall indemnify the indemnitee to the fullest extent permitted by law for all expenses, damages, judgments, fines, penalties, excise taxes, and amounts paid in settlement arising out of or resulting from any claim relating to any event or occurrence related to the fact that the indemnitee is or was our or an affiliate’s director, officer, employee, or agent. We shall advance all expenses incurred by the indemnitee if requested by such indemnitee. The Indemnification Agreement also requires us to maintain a policy of insurance for the benefit of the indemnitee for so long as the indemnitee serves as a director or officer and thereafter for so long as the indemnitee is subject to any possible claim or proceeding by reason of the fact that the indemnitee served as our or an affiliate’s director, officer, employee, or agent. Upon a change in control, as defined in the Indemnification Agreement, we may purchase a tail policy with an effective term of six years after the change in control in lieu of maintaining such policy of insurance.
The rights of an indemnitee under the Indemnification Agreement are in addition to any other rights that the indemnitee may have under our Fourth Amended and Restated Certificate of Incorporation, as amended from time to time, and our Second Amended and Restated By-laws, as amended from time to time.
The form of Indemnification Agreement is attached as Exhibit 10.1 to our Current Report on Form 8-K filed on April 7, 2009 and is incorporated herein by reference.
On April 1, 2009, we entered into a Separation Pay Agreement with Mr. Berry, as we did with each of our United States-based executive officers other than Gary D. Henley, our President and Chief Executive Officer. Mr. Berry’s Separation Pay Agreement became effective on April 1, 2009, and its term continues until its third anniversary. Beginning on the second anniversary and each anniversary of the effective date thereafter, the term will be extended automatically for one additional year unless we or Mr. Berry provides notice of termination of the Separation Pay Agreement.

Under the terms of the Separation Pay Agreement entered into with Mr. Berry, in the event that he is terminated for cause or he terminates employment other than for good reason we shall have no obligations other than payment of accrued obligations described below. In the event of an involuntary termination of Mr. Berry, we will be obligated to pay a separation payment and accrued obligations and provide benefits to him as described below.
•	Accrued Obligations. Accrued obligations include (i) any accrued base salary through the date of termination, (ii) any annual cash incentive compensation awards earned but not yet paid, (iii) the value of any accrued vacation, (iv) reimbursement for any unreimbursed business expenses, and, (v) only in the case of an involuntary termination after a change in control or a termination at any time by reason of death, an annual incentive payment at target for the year that includes the date of termination, prorated for the portion of the year that Mr. Berry was employed.

•	Separation Payment upon Involuntary Termination. The total separation payment for Mr. Berry is the amount equal to twelve months multiplied by 1.45 times Mr. Berry’s monthly base pay. Half of the total separation payment amount will be payable at or within a reasonable time after the date of termination. The remaining half of the total separation payment amount will be payable in installments beginning six months after the date of termination, with a final installment of the balance of the remaining half of the total separation payment to be made on or before March 15 of the calendar year following the year in which the date of termination.

•	Benefits upon Involuntary Termination. Mr. Berry will also receive benefits that include (i) health and dental coverage under the Consolidated Omnibus Budget Reconciliation Act (COBRA), which we must pay for a period not exceeding eighteen months, (ii) outplacement assistance for a period of twelve months for Mr. Berry, subject to termination if he accepts employment with another employer, (iii) financial planning services for Mr. Berry for a period of twelve months, (iv) payment to continue insurance coverage equal to the annual supplemental executive officer insurance benefit provided to Mr. Berry prior to the date of termination, and (v) reasonable attorneys’ fees and expense if any such fees or expenses are incurred to enforce the Separation Pay Agreement.
For purposes of the Separation Pay Agreement, involuntary termination will occur if we terminate the employment of Mr. Berry other than for cause, disability, voluntary retirement, or death or if he resigns for good reason. A termination of Mr. Berry before a change in control by reason of his retirement on or after age sixty-five does not constitute an involuntary termination.
The definition of cause includes (i) willful failure of Mr. Berry to substantially perform his duties that amounts to an intentional and extended neglect of his duties, (ii) only prior to a change in control, continued, documented poor performance after giving him sufficient time to improve, (iii) the determination by our Board of Directors that he has engaged or is about to engage in conduct materially injurious to us, (iv) his conviction or entering of a guilty or no contest plea to a felony charge, or (v) his participation in the activities proscribed by the confidentiality, non-solicitation, and non-competition covenants described below or a material breach of any of the other covenants contained in the Separation Pay Agreement.
Prior to a change in control, the definition of good reason includes (i) the assignment to Mr. Berry of any duties materially inconsistent with the range of duties and responsibilities appropriate to our senior executive officers, (ii) a material reduction in his overall standing and responsibilities, (iii) a material reduction in his aggregate annualized compensation and benefits opportunities, (iv) our failure to pay Mr. Berry any portion of his compensation and benefits within thirty days after they become due, (v) any purported termination of his employment that is not made pursuant to a notice of termination that reasonably details the basis for termination, (vi) the failure by us to obtain an agreement from any of our successors requiring such successor to assume and agree to perform our obligations under the Separation Pay Agreement, (vii) the failure by us to provide indemnification and directors and officers insurance protection contemplated by the Indemnification Agreement, or (viii) the failure by us to comply with any material provision of the Separation Pay Agreement.
After a change in control, the definition of good reason includes, (i) a material and adverse change in Mr. Berry’s title, authority as an executive officer, duties, responsibilities, or reporting lines as in effect immediately prior to the change in control, (ii) a material reduction in his aggregate annualized compensation opportunities, or (iii) the relocation of his principal place of employment to a location that is more than forty miles from his principal place of employment immediately prior to the change in control.
Under the terms of the Separation Pay Agreement, Mr. Berry makes certain covenants that impose future obligations on him regarding confidentiality of information, transfer of inventions, non-solicitation of our employees for a period of twelve to twenty-four months, and noncompetition with our business for a period of twelve to twenty-four months. If we determine that a breach of any of these covenants has occurred, then our obligations to make payments or provide benefits shall cease immediately and permanently, and Mr. Berry shall repay an amount equal to 90% of the payments and benefits previously provided under the Separation Pay Agreement with interest. Upon termination for any reason other than cause, Mr. Berry must enter into a mutual release of all claims within forty-five days after the date of termination before any payments will be made to him.
If we are required to restate our balance sheet or statement of operations affecting any reporting period that transpires during the term of the Separation Pay Agreement due to our material non-compliance with any financial requirements under securities laws, we may require Mr. Berry to reimburse us for any bonus or incentive-based or equity-based compensation received by him during the term of the Separation Pay Agreement and any profits realized from the sale of our securities by him during the term of the Separation Pay Agreement. If our Board of Directors determines that such forfeiture is appropriate, we may withhold future amounts owed to Mr. Berry as compensation, and we may commence legal action to collect such sums as our Board of Directors determines is owed to us.
All payments under the Separation Pay Agreement will be net of applicable tax withholdings. The Separation Pay Agreement contains a provision that reduces payment under the Separation Pay Agreement to avoid taxation under Section 4999 of the Internal Revenue Code for “parachute payments” within the meaning of Section 280G of the Internal Revenue Code if such reduction results in a larger after-tax payment to Mr. Berry.
Under the terms of the Separation Pay Agreement, the change in control benefits are “double trigger,” which requires (i) a change in control and (ii) a termination other than for cause or death or other than resignation with good reason within twelve months of the expiration of the Separation Pay Agreement before Mr. Berry receives his change in control benefit. If we give notice of termination of the Separation Pay Agreement less than one year after a change in control, then the term of the Separation Pay Agreement will be automatically extended until the later of the one year anniversary that follows such written notice or the second anniversary of the change in control. The change in control benefit requires us to pay a separation payment and accrued obligations and provide benefits to Mr. Berry as described above.
Subject to several exceptions, for purposes of the Separation Pay Agreement, a change in control occurs if (i) any person or group of persons acquires more than 50% of our capital stock, (ii) any person or group of persons acquires 35% or more of the voting power represented by our capital stock in a twelve-month period, (iii) any person or group of persons acquires 40% of our assets in a twelve-month period, (iv) a majority of our directors are replaced in any twelve-month period by directors whose election is not endorsed by a majority of our directors, or (v) a merger or consolidation occurs pursuant to which 40% of our assets are to be transferred to a different entity.
In addition to the benefits under the Separation Pay Agreement, if Mr. Berry were terminated he would be entitled to receive any benefits that he otherwise would have been entitled to receive under our 401(k) Plan.
A copy of Mr. Berry’s Separation Pay Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Election of Director
On November 12, 2009, our Board of Directors elected Carmen L. Diersen to fill a vacancy on the Board of Directors. The Board of Directors has determined that Ms. Diersen is independent as defined in the listing rules of the Nasdaq Stock Market.
Ms. Diersen, age 49, currently serves as the Chief Operating and Financial Officer of Spine Wave, Inc., a developer of advanced materials, techniques and implant systems for spine surgery. From 2004 to 2006, she served as the Executive Vice President and Chief Financial Officer of American Medical Systems, Inc. From 1992 to 2004, Ms. Diersen held positions of increasing domestic and international responsibility in finance and general management at Medtronic, Inc., most recently as the Vice President and General Manager of the Musculoskeletal Tissue Services business of Medtronic Sofamor Danek. From 1982 to 1992, she was employed by Honeywell, Inc. Ms. Diersen holds a B.S. in Accounting from the University of North Dakota and an M.B.A. in General Management from the University of Minnesota, Carlson School of Management.
Ms. Diersen will serve as a member of the Nominating, Compliance and Governance Committee of the Board of Directors.
Compensatory Arrangements
Ms. Diersen will receive compensation for her services as a director consistent with the compensation for directors described in our definitive Proxy Statement filed with the Securities and Exchange Commission on April 15, 2009.
Ms. Diersen entered into a form of Indemnification Agreement with us as provided to each of our directors and executive officers. Under the terms of the Indemnification Agreement, we shall indemnify the indemnitee to the fullest extent permitted by law for all expenses, damages, judgments, fines, penalties, excise taxes, and amounts paid in settlement arising out of or resulting from any claim relating to any event or occurrence related to the fact that the indemnitee is or was our or an affiliate’s director, officer, employee, or agent. We shall advance all expenses incurred by the indemnitee if requested by such indemnitee. The Indemnification Agreement also requires us to maintain a policy of insurance for the benefit of the indemnitee for so long as the indemnitee serves as a director or officer and thereafter for so long as the indemnitee is subject to any possible claim or proceeding by reason of the fact that the indemnitee served as our or an affiliate’s director, officer, employee, or agent. Upon a change in control, as defined in Indemnification Agreement, we may purchase a tail policy with an effective term of six years after the change in control in lieu of maintaining such policy of insurance.

The rights of an indemnitee under the Indemnification Agreement are in addition to any other rights that the indemnitee may have under our Fourth Amended and Restated Certificate of Incorporation, as amended from time to time, and our Second Amended and Restated By-laws, as amended from time to time.
The form of Indemnification Agreement is attached as Exhibit 10.1 to our Current Report on Form 8-K filed on April 7, 2009 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description

10.1	Separation Pay Agreement entered into as of April 1, 2009 between Wright Medical Technology, Inc. and Lance A. Berry.

99.1	Press Release

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: November 16, 2009

WRIGHT MEDICAL GROUP, INC.
By:	/s/ Gary D. Henley
Gary D. Henley
President and Chief Executive Officer

Exhibits

Exhibit
Number	Description

10.1	Separation Pay Agreement entered into as of April 1, 2009 between Wright Medical Technology, Inc. and Lance A. Berry.

99.1	Press Release